UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2023

Crescent Energy Company

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41132	87-1133610
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number

600 Travis Street, Suite 7200 Houston, Texas	77002
(Address of Principal Executive Office)	(Zip Code)

(713) 337-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CRGY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

Notes Offering

On December 5, 2023, in connection with the Notes Offering (as defined below), Crescent Energy Company (NYSE: CRGY) (the “Company” or “our,” “us,” or “we”) provided certain updated disclosures to potential investors, the relevant excerpts of which are set forth below in Item 8.01.

Pro Forma Financial Statements

As reported in a Current Report on Form 8-K filed on July 10, 2023, as amended on a Form 8-K/A filed on September 6, 2023, on July 3, 2023, the Company consummated the previously announced acquisition contemplated by the Purchase and Sale Agreement dated as of May 2, 2023, by and among Javelin EF L.P. (the “Purchaser”), a subsidiary of the Company, Mesquite Comanche Holdings, LLC (“Comanche Holdings”) and SN EF Maverick, LLC (“SN EF Maverick,” and collectively with Comanche Holdings, the “Seller”), pursuant to which the Purchaser agreed to acquire from the Seller certain interests in oil and gas properties, rights and related assets (such transactions contemplated by the Purchase Agreement, collectively, the “July Western Eagle Ford Acquisition”).

This Current Report on Form 8-K provides pro forma statements of operations of the Company, as described in Item 8.01 below and which are incorporated into this Item 2.02 by reference, giving effect to the July Western Eagle Ford Acquisition as if it has been consummated on January 1, 2022. This Current Report on Form 8-K should be read in connection with the Company’s July 10 and September 6 filings referenced above, which together provide a more complete description of the July Western Eagle Ford Acquisition.

In addition, to the extent required, the information contained in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 2.02 by reference.

The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 7.01.	Regulation FD Disclosure.

On December 5, 2023, Crescent Energy Finance LLC (“CE Finance”), a subsidiary of the Company, issued a news release announcing that, subject to market conditions, CE Finance intends to offer (the “Notes Offering”) for sale in a private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), to eligible purchasers $150 million aggregate principal amount of its 9.250% Senior Notes due 2028 (the “Notes”). The Notes are being offered as additional notes under the indenture dated as of February 1, 2023 (the “Base Indenture”), as supplemented by the first supplemental indenture dated as of July 20, 2023 (the “First Supplemental Indenture”) and the second supplemental indenture dated as of September 12, 2023 (the “Second Supplemental Indenture” and, collectively with the First Supplemental Indenture and the Base Indenture, the “Indenture”), pursuant to which the Issuer has previously issued $850 million aggregate principal amount of 9.250% Senior Notes due 2028 (the “Existing Notes”). The Notes will have substantially identical terms, other than the issue date, issue price and first payment date, as the Existing Notes, and the Notes and the Existing Notes will be treated as a single series of securities under the Indenture and will vote together as a single class. A copy of the news release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In addition, the information contained in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 7.01 by reference.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act, or the Exchange Act.

Item 8.01	Other Events.

Pro Forma Financial Statements

The following unaudited pro forma condensed combined financial information of the Company, giving effect to the July Western Eagle Ford Acquisition, is attached as Exhibit 99.2 hereto:

•	Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2023

•	Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2022

•	Notes to unaudited pro forma condensed combined financial statements

Notes Offering

On December 5, 2023, in connection with the Notes Offering, the Company provided certain updated disclosures to potential investors, the relevant excerpts of which are set forth below.

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As of October 31, 2023, we had $223.0 million of outstanding borrowings under the Revolving Credit Facility, resulting in $1,065.6 million of remaining availability thereunder.

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Summary reserve data based on NYMEX pricing

The following table provides our historical reserves, PV-0 and PV-10 as of December 31, 2022 for Crescent Energy Company and the reserves acquired in the transaction with an unaffiliated third party, pursuant to which the Company acquired certain interests in oil and gas properties, rights and related assets primarily located in Dimmit and Webb Counties, Texas (the “August Western Eagle Ford Acquisition”) and the July Western Eagle Ford Acquisition using NYMEX pricing. The August Western Eagle Ford Acquisition and the July Western Eagle Ford Acquisition are together referred to as the “Western Eagle Ford Acquisitions”). We have included this reserve sensitivity in order to provide an additional method of presentation of the fair value of our assets and the cash flows that we expect to generate from those assets based on the market’s forward-looking pricing expectations as of November 30, 2023. The reserve estimates prepared with respect to the reserves associated with each of the Western Eagle Ford Acquisitions are based on reserve reports prepared by Ryder Scott and reflect data associated with operations by the prior operator. The historical 12-month pricing average in our 2022 disclosures under the heading “—Summary reserve data based on SEC pricing” does not reflect the oil and natural gas futures. We believe that the use of forward prices provides investors with additional useful information about our reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not a substitute, for the data presented based on SEC pricing. In addition, we believe strip pricing provides relevant and useful information because it is widely used by investors in our industry as a basis for comparing the relative size and value of our proved reserves to our peers and in particular addresses the impact of differentials compared with our peers. Our estimated historical reserves, PV-0 and PV-10 based on NYMEX pricing, were otherwise prepared on the same basis as our estimations based on SEC pricing reserves for the comparable period. Reserve estimates using NYMEX pricing are calculated using the internal systems of our management and have not been prepared or audited by an independent, third-party reserve engineer, but otherwise contain the same parameters, except for price and minor system differences.

	Crescent Energy Company	Western Eagle Ford Acquisitions
	As of December 31, 2022(1)
Net Proved Reserves:
Oil (MBbls)	216,815	44,712
Natural gas (MMcf)	1,406,649	283,802
NGLs (MBbls)	68,642	45,707
Total Proved Reserves (MBoe)	519,898	137,719
PV-0 (millions) (2)	$8,236	$1,932
PV-10 (millions) (2)	$4,874	$1,106
Net Proved Developed Reserves:
Oil (MBbls)	135,826	33,216
Natural gas (MMcf)	1,302,044	229,492
NGLs (MBbls)	57,149	36,960
Total Proved Developed Reserves (MBoe)	409,982	108,425
PV-0 (millions) (2)	$5,706	$1,607
PV-10 (millions) (2)	$3,647	$1,014
Net Proved Undeveloped Reserves:
Oil (MBbls)	80,989	11,496
Natural gas (MMcf)	104,605	54,310
NGLs (MBbls)	11,493	8,747
Total Proved Undeveloped Reserves (MBoe)	109,916	29,294
PV-0 (millions) (2)	$2,530	$326
PV-10 (millions) (2)	$1,227	$91

(1)

Our NYMEX reserves, PV-0 and PV-10 were determined using NYMEX pricing, without giving effect to derivative transactions and were calculated based on settlement prices to better reflect the market expectations as of that date, as adjusted for our estimates of quality, transportation fees, and market differentials. The NYMEX reserves calculations are based on NYMEX pricing at closing on November 30, 2023 for oil and natural gas. The average adjusted product prices over the remaining lives of the properties are $64.88 per barrel of oil, $3.26 per Mcf of natural gas and $27.44 per barrel of NGLs as of December 31, 2022 for Crescent Energy Company. The average adjusted product prices over the remaining lives of the properties are $65.38 per barrel of oil, $3.82 per Mcf of natural gas and $30.35 per barrel of NGLs as of December 31, 2022 for the Western Eagle Ford Acquisitions. We believe that the use of forward prices provides investors with additional useful information about our reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not as a substitute, for the data presented based on SEC pricing. See “Risk factors.”

(2)

Present value (discounted at PV-0 and PV-10) is not a financial measure calculated in accordance with GAAP because it does not include the effects of income taxes on future net revenues. Neither PV-0 nor PV-10 represent an estimate of the fair market value of our oil and natural gas properties. Our PV-0 measurement does not provide a discount rate to estimated future cash flows. PV-0 therefore does not reflect the risk associated with future cash flow projections like PV-10 does. PV-0 should therefore only be evaluated in connection with an evaluation of our PV-10 of discounted future net cash flows. We believe that the presentation of PV-0 and PV-10 is relevant and useful to our investors about the future net cash flows of our reserves in the absence of a comparable measure such as standardized measure. We and others in our industry use PV-0 and PV-10 as a measure to compare the relative size and value of proved reserves held by companies without regard to the specific tax characteristics of such entities. Investors should be cautioned that neither of PV-0 and PV-10 represent an estimate of the fair market value of our proved reserves. GAAP does not prescribe any corresponding measure for PV-10 of reserves based on pricing other than SEC pricing. As a result, it is not practicable for us to reconcile our PV-10 using NYMEX pricing to standardized measure as determined in accordance with GAAP.

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This Item 8.01 incorporates by reference the information contained in Item 2.02 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description

99.1	Press Release, dated December 5, 2023.

99.2	Unaudited pro forma condensed combined financial statements for the nine months ended September 30, 2023 and the year ended December 31, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CRGY has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2023

CRESCENT ENERGY COMPANY

By:	/s/ Bo Shi
Name:	Bo Shi
Title:	General Counsel

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